UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2026 (August 20, 2026)

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36198	46-2286804
(Commission File Number)	(IRS Employer Identification No.)

5660 New Northside Drive, Third Floor
Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange
	Indicate by check	NYSE Texas, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended Revolving Credit Facility

Intercontinental Exchange, Inc. (the “Company”) is a party to that certain Credit Agreement, dated as of April 3, 2014 (as amended by (i) the First Amendment to Credit Agreement, dated as of May 15, 2015, (ii) the Second Amendment to Credit Agreement, dated as of November 9, 2015, (iii) the Third Amendment to Credit Agreement, dated as of November 13, 2015, (iv) the Fourth Amendment to Credit Agreement, dated as of August 18, 2017, (v) the Fifth Amendment to Credit Agreement, dated as of August 18, 2017, (vi) the Sixth Amendment to Credit Agreement, dated as of August 9, 2018, (vii) the Seventh Amendment to Credit Agreement, dated as of August 14, 2020, (viii) the Eighth Amendment to Credit Agreement, dated as of August 21, 2020, (ix) the Ninth Amendment to Credit Agreement, dated as of March 8, 2021, (x) the Tenth Amendment to Credit Agreement, dated as of October 15, 2021, (xi) the Eleventh Amendment to Credit Agreement, dated as of May 11, 2022, (xii) the Twelfth Amendment to Credit Agreement, dated as of May 25, 2022, and (xiii) the Thirteenth Amendment to Credit Agreement, dated as of May 31, 2024, the “Existing Revolving Credit Agreement”), among the Company, as borrower, the lenders party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender, providing for a senior unsecured revolving credit facility in the aggregate principal amount of $3.9 billion.

On August 20, 2026, the Company agreed with the lenders under the Existing Revolving Credit Agreement to amend the terms of the Existing Revolving Credit Agreement (the “Fourteenth Amendment”) to make certain changes, including (i) extending the maturity date for consenting lenders thereunder (such consenting lenders having aggregate commitments of $3.67 billion) to the date that is the fifth anniversary of the effectiveness date of the Fourteenth Amendment, being August 20, 2031, and (ii) establishing a new class of MarketAxess Revolving Commitments of $1.5 billion which will be permitted to be borrowed in connection with the MarketAxess Acquisition (as defined below) subject to limited conditionality provisions set forth in the Revolving Credit Agreement (as defined below). The total aggregate commitments under the Revolving Credit Agreement remain at $3.9 billion.

The Existing Revolving Credit Agreement, as amended by the Fourteenth Amendment, is referred to herein as the “Revolving Credit Agreement,” and the credit facility thereunder is referred to herein as the “Revolving Credit Facility.”

The Revolving Credit Agreement provides for a $3.9 billion multi-currency revolving facility, with sub-limits for non-dollar borrowings and letters of credit and with a swingline facility available on a same-day basis. The Revolving Credit Agreement includes an option for the Company to propose an increase in the aggregate amount available for borrowing by up to $1.25 billion, subject to the consent of the lenders funding the increase and certain other conditions. Amounts borrowed under the Revolving Credit Agreement may be prepaid at any time without premium or penalty, and borrowings thereunder bear interest at term SOFR or a base rate, at the Company’s option, plus an applicable ratings-based margin ranging from 0.750% (or 0.875% with respect to non-consenting lenders) to 1.375% (or 1.500% with respect to non-consenting lenders) on term SOFR loans (with non-consenting lenders subject to a credit spread adjustment of 10 basis points), and from 0.000% to 0.375% (or 0.500% with respect to non-consenting lenders) for base rate loans, based on a ratings-based pricing grid.

The amounts available under the Revolving Credit Agreement are available to the Company to use for working capital and general corporate purposes including, but not limited to, acting as a backstop to the amounts issued under the Company’s commercial paper program. The MarketAxess Revolving Commitments are available to (i) finance a portion of the consideration for the MarketAxess Acquisition, (ii) refinance all or a portion of the existing indebtedness of MarketAxess and its subsidiaries and/or (iii) pay fees, costs, commissions and expenses in connection with the MarketAxess Acquisition and related transactions; provided that following the expiration of the MarketAxess certain funds period described in the Revolving Credit Agreement, the Company may elect to have such MarketAxess Revolving Commitments become available for working capital and general corporate purposes as described in the Revolving Credit Agreement.

The Revolving Credit Agreement contains customary representations and warranties, covenants and events of default, including (i) a leverage ratio maintenance covenant, (ii) limitations on liens on the assets of the Company or its subsidiaries, (iii) limitations on indebtedness of the Company’s subsidiaries, (iv) limitations on the sale of all or substantially all of the assets of the Company and its subsidiaries, (v) limitations on fundamental changes and (vi) other matters.

Term Loan Credit Facility

In connection with the pending acquisition (the “MarketAxess Acquisition”) by the Company of MarketAxess Holdings Inc., a Delaware corporation (“MarketAxess”), pursuant to the merger of Igloo Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of the Company, with and into MarketAxess, with MarketAxess surviving as a subsidiary of the Company, pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of July 29, 2026, among the Company, Igloo Merger Sub II, Inc. and MarketAxess, which was previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 30, 2026, the Company, on August 20, 2026, entered into a new delayed draw term loan facility in the aggregate principal amount of $2.0 billion (the “Term Loan Facility”), pursuant to a term loan credit agreement (the “Term Loan Credit Agreement”) with Bank of America, N.A., as administrative agent, and the lenders party thereto. The proceeds of the loans to be extended under the Term Loan Facility are expected to be used (i) to (A) finance a portion of the consideration for the MarketAxess Acquisition, (B) refinance all or a portion of the existing indebtedness of MarketAxess and its subsidiaries and/or (C) pay fees, costs, commissions and expenses in connection with the MarketAxess Acquisition and related transactions and (ii) to provide for working capital and other general corporate purposes. The Term Loan Facility will have no required amortization and will mature on the date that is 24 months after the funding date thereunder.

Each loan under the Term Loan Facility will, at the Company’s option, bear interest on the principal amount outstanding at either (a) term SOFR plus an applicable margin rate or (b) a “base rate” plus an applicable margin rate. The applicable margin rate ranges from 0.625% to 1.250% on term SOFR loans and from 0.000% to 0.250% for base rate loans, based on a ratings-based pricing grid. The Company will have the right to prepay the outstanding loans under the Term Loan Facility, in whole or in part, without premium or penalty.

The Term Loan Credit Agreement contains affirmative and negative covenants and events of default that are substantially similar to those in the Revolving Credit Facility. The Term Loan Credit Agreement also contains other customary representations, warranties and covenants.

Termination of Bridge Facility Commitments

The commitments that the Company obtained for a bridge facility in the aggregate principal amount of $6.2 billion under that certain financing commitment letter, dated as of July 29, 2026 (the “Bridge Facility”), which was previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on July 30, 2026, have been permanently reduced from $6.2 billion to $0 on August 20, 2026, as a result of (i) the issuance by the Company of certain senior unsecured notes on August 20, 2026, resulting in gross proceeds of $3.73 billion, (ii) the effectiveness of the Term Loan Credit Agreement with aggregate commitments of $2.0 billion, and (iii) the effectiveness of the Fourteenth Amendment providing for $1.5 billion of MarketAxess Revolving Commitments under the Revolving Credit Agreement.

The foregoing descriptions of the Fourteenth Amendment and the Term Loan Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Fourteenth Amendment and the Term Loan Credit Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report is incorporated by reference under this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	The Fourteenth Amendment to Credit Agreement, dated as of August 20, 2026, by and among Intercontinental Exchange, Inc., as borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, amending that certain Credit Agreement, dated as of April 3, 2014, by and among Intercontinental Exchange, Inc., as borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (as amended by the First Amendment to Credit Agreement, dated as of May 15, 2015, the Second Amendment to Credit Agreement, dated as of November 9, 2015, the Third Amendment to Credit Agreement, dated as of November 13, 2015, the Fourth Amendment to Credit Agreement, dated as of August 18, 2017, the Fifth Amendment to Credit Agreement, dated as of August 18, 2017, the Sixth Amendment to Credit Agreement, dated as of August 9, 2018, the Seventh Amendment to Credit Agreement, dated as of August 14, 2020, the Eighth Amendment to Credit Agreement, dated as of August 21, 2020, the Ninth Amendment to Credit Agreement, dated as of March 8, 2021, the Tenth Amendment to Credit Agreement, dated as of October 15, 2021, the Eleventh Amendment to Credit Agreement, dated as of May 11, 2022, the Twelfth Amendment to Credit Agreement, dated as of May 25, 2022, and the Thirteenth Amendment to Credit Agreement, dated as of May 31, 2024).

10.2	Term Loan Credit Agreement, dated as of August 20, 2026, by and among Intercontinental Exchange, Inc., as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent.

104	The cover page from Intercontinental Exchange, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel

Date: August 21, 2026